J.P. MORGAN INSTITUTIONAL FUNDS
(formerly The JPM Institutional Funds)

AMENDMENT NO. 17 TO DECLARATION OF TRUST

Amendment and
Seventeenth Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest (par value $0.001 per share) dated October 23, 2002






	Pursuant to Sections 6.9 and 9.3 of the
Declaration of Trust, dated as of November 4, 1992, as amended (the "Declaration of Trust"), of J.P. Morgan Institutional Funds (the "Trust"), the Trustees of the Trust hereby amend and restate the Sixteenth Amended and Restated
Establishment and Designation of Series appended to the Declaration of Trust to add the following new fund:


		 		JPMorgan Tax
Aware Short-Intermediate Income Fund


1.         The Designation of Series is being
amended and restated in its entirety as follows:


JPMorgan Short Term Bond Fund
JPMorgan Bond Fund
JPMorgan U.S. Equity Fund
JPMorgan U.S. Small Company Fund
JPMorgan Diversified Fund
JPMorgan Fleming Emerging Markets Equity Fund
JPMorgan Disciplined Equity Fund
JPMorgan Global Strategic Income Fund
JPMorgan Fleming International Opportunities
Fund
JPMorgan Fleming International Value Fund
JPMorgan Tax Aware Short-Intermediate Income
Fund

		and shall have the following
special and relative rights:

2	Each Fund shall be authorized to hold
cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of a Fund shall be redeemable, shall be entitled to one vote for each dollar of net asset value (or a proportionate fractional vote in respect of a fractional dollar amount) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.


3.	Shareholders of each Fund shall vote
separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust. Shareholders of any class may vote together with shareholders of any other class on any matter for which the interests of the classes do not materially differ, and shareholders of all classes of all Funds may vote together on Trust-wide matters.

4.	The assets and liabilities of the Trust
shall be allocated among the Funds as set forth in Section 6.9 of the Declaration of Trust.

5.	Subject to the provisions of Section 6.9
and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund or class, previously, now or hereafter created, or otherwise to change the special and relative rights of any Fund or class or any such other series of Shares thereof.






IN WITNESS WHEREOF, the undersigned
have executed this instrument as of
the date first written above.  This
instrument may be executed by the
Trustees on separate counterparts
but shall be effective only when
signed by a majority of the Trustees.


/s/William J. Armstrong
______________________________
William J. Armstrong


/s/Roland R. Eppley, Jr.
______________________________
Roland R. Eppley, Jr.


/s/Ann Maynard Gray
______________________________
Ann Maynard Gray


/s/Matthew Healey
_______________________________
Matthew Healey


/s/Fergus Reid, III
________________________________
Fergus Reid, III


/s/James J. Schonbachler
________________________________
James J. Schonbachler



/s/Leonard M. Spalding
________________________________
Leonard M. Spalding


/s/Robert J. Higgins
________________________________
Robert J. Higgins